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                                                                    Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Green Isle Environmental Services, Inc. (f/k/a Reuter, Inc.) and Subsidiaries on Form S-8 (File Nos. 33-15293, 33-33107, 33-44304 and 33-44281) of our report, which includes an explanatory paragraph addressing substantial doubt about the Company's ability to continue as a going concern, dated March 3, 1995, except as to the last paragraph of Note 4, Note 7 - Warrants and the last paragraph of
Note 12, for which the date is June 1, 1995, on our audits of the consolidated financial statements and financial statement schedules of Green Isle Environmental Services, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for the three years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-KSB.




                                                    /s/ Coopers & Lybrand L.L.P.

                                                        COOPERS & LYBRAND L.L.P.




Minneapolis, Minnesota
June 20, 1995